SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 15


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 2,459
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 265
       Class C                                            $ 343
       Class R                                             $ 34
       Institutional Class                                  $ 1

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.3501
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.2759
       Class C                                           0.2759
       Class R                                           0.3249
       Institutional Class                               0.3726

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                            7,396
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            1,000
       Class C                                            1,294
       Class R                                              124
       Institutional Class                                    3

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $11.24
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $11.16
       Class C                                           $11.17
       Class R                                           $11.21
       Institutional Class                               $11.27